Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On December 2, 2021 (the “Effective Date”), Limbach Holdings, Inc. (the “Company” or “Limbach”) and Limbach Facility Services LLC (“LFS”), a Delaware limited liability company and wholly-owned subsidiary of the Company, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Jake Marshall, LLC (“JMLLC”), Coating Solutions, LLC, a Tennessee limited liability company (“CSLLC” and together with JMLLC, the “Acquired Companies” and each an “Acquired Company”) and the owners of the Acquired Companies (collectively, the “Sellers”), pursuant to which LFS purchased all of the outstanding membership interests in the Acquired Companies from the Sellers (the transactions contemplated by the Purchase Agreement collectively being the “Jake Marshall Transaction”). The Jake Marshall Transaction closed on the Effective Date. As a result of the Jake Marshall Transaction, each of the Acquired Companies became wholly-owned indirect subsidiaries of the Company.
The accompanying unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) have been prepared to reflect the effects of the Jake Marshall Transaction on the financial statements of the Company. The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) is presented as if the Jake Marshall Transaction had occurred on September 30, 2021. The unaudited pro forma combined statements of operations (the “pro forma statements of operations”) for the year ended December 31, 2020, and the nine months ended September 30, 2021, are presented as if the Jake Marshall Transaction had occurred on January 1, 2020. The historical combined financial information has been adjusted to reflect factually supportable items that are directly attributable to the Jake Marshall Transaction and, with respect to the statements of operations only, are expected to have a continuing impact on the combined results.
The pro forma financial statements have been prepared using the acquisition method of accounting in Accounting Standards Codification 805, Business Combinations (“ASC 805”), with the Company treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.
The pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Jake Marshall Transaction occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The pro forma financial statements should be read in conjunction with:
•The accompanying notes to the pro forma financial statements;
•The audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2020 and the accompanying notes thereto;
•The unaudited condensed consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the period ended September 30, 2021 and the accompanying notes thereto; and

•The Acquired Companies' historical audited financial statements for the year ended December 31, 2020 and interim unaudited financial statements as of and for the nine months ended September 30, 2021 which are included as Exhibit 99.1 and Exhibit 99.2, respectively, to the Company's Current Report on Form 8-K/A to which this pro forma information is attached as Exhibit 99.3, and the accompanying notes hereto, respectively.
The unaudited pro forma condensed combined financial information included herein does not give effect to any potential cost reductions or other operating efficiencies that could result from the Jake Marshall Transaction.

LIMBACH HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2021

(in thousands)	Limbach Historical	Jake Marshall Historical	Pro Forma Adjustments		Limbach Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$33,302	$3,671	$(21,313)	(a)	$24,875
			9,810	(c)
			(595)	(d)
Restricted cash	113	—	—		113
Accounts receivable	98,319	9,334	(2,337)	(p)	105,179
			(137)	(b)
Contract assets	72,193	1,156	—		73,349
Income tax receivable	217	—	—		217
Other current assets	5,539	343	(60)	(k)	5,822
Total current assets	209,683	14,504	(14,632)		209,555

Property and equipment, net	16,710	6,929	(1,167)	(a)	22,472
Intangible assets, net	11,386	—	5,350	(a)	16,736
Goodwill	6,129	—	4,233	(a)	10,362
Operating lease right-of-use assets	15,802	—	5,261	(h)	21,063
Deferred tax asset	5,696	—	—		5,696
Other assets	272	392	(392)	(l)	272
Total assets	$265,678	$21,825	$(1,347)		$286,156

LIABILITIES
Current liabilities:
Current portion of long-term debt	$8,460	$66	$1,429	(c)	$9,889
			(66)	(q)
Note Payable - member	—	1,000	(1,000)	(m)	—
Current operating lease liabilities	4,061	—	211	(h)	4,272
Accounts payable, including retainage	70,895	1,863	(137)	(b)	72,621
Contract liabilities	37,003	785	—		37,788
Accrued income taxes	245	—	—		245
Accrued expenses and other current liabilities	22,420	669	(267)	(m)	22,822
Total current liabilities	143,084	4,383	170		147,637
Long-term debt	23,094	382	8,521	(c)	31,615
			(382)	(q)
Long-term operating lease liabilities	12,495	—	5,050	(h)	17,545
Other long-term liabilities	4,030	—	3,089	(n)	7,119
Total liabilities	182,703	4,765	16,448		203,916

STOCKHOLDERS’ EQUITY
Common stock	1	—	—		1
Additional paid-in capital	84,419	—	—		84,419
Accumulated deficit	(1,445)	—	(735)	(d)	(2,180)
Members' equity	—	17,060	(17,060)	(j)	—
Total stockholders’ equity	82,975	17,060	(17,795)		82,240
Total liabilities and stockholders’ equity	$265,678	$21,825	$(1,347)		$286,156

LIMBACH HOLDINGS, INC.
UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands, except share and per share data)	Limbach Historical	Jake Marshall Historical	Pro Forma Adjustments		Limbach Pro Forma Combined
Revenue	$363,540	$25,417	$(137)	(b)	$388,820
Cost of revenue	303,158	20,442	(137)	(b)	323,463
Gross profit	60,382	4,975	—		65,357
Operating expenses:
Selling, general and administrative	52,679	4,155	243	(e)	57,638
			453	(f)
			108	(h)
Amortization of intangibles	295	—	852	(g)	1,147
Total operating expenses	52,974	4,155	1,656		58,785
Operating income	7,408	820	(1,656)		6,572
Other (expenses) income:
Interest expense, net	(2,140)	(103)	(162)	(c)	(2,285)
			120	(m)
Other income	—	14	—		14
(Loss) gain on disposition of property and equipment	(41)	15	—		(26)
Loss on early debt extinguishment	(1,961)	—	—		(1,961)
(Loss) gain on change in fair value of warrant liability	14	—	—		14
Debt forgiveness income	—	3,000	(3,000)	(o)	—
Government grant	—	2,337	(2,337)	(p)	—
Total other expenses	(4,128)	5,263	(5,379)		(4,244)
Income before income taxes	3,280	6,083	(7,035)		2,328
Income tax provision (benefit)	844	—	(268)	(i)	576
Net income	$2,436	$6,083	$(6,767)		$1,752

Earnings Per Share (“EPS”)
Income per common share:
Basic	$0.25				$0.18
Diluted	$0.24				$0.17
Weighted average number of shares outstanding:
Basic	9,915,966				9,915,966
Diluted	10,145,470				10,145,470

LIMBACH HOLDINGS, INC.
UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS
YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)	Limbach Historical	Jake Marshall Historical	Pro Forma Adjustments		Limbach Pro Forma Combined
Revenue	$568,209	$32,086	$(1,282)	(b)	$599,013
Cost of revenue	486,823	25,650	(1,282)	(b)	511,191
Gross profit	81,386	6,436	—		87,822
Operating expenses:
Selling, general and administrative	63,601	5,530	325	(e)	70,994
			658	(f)
			735	(d)
			145	(h)
Amortization of intangibles	630	—	1,136	(g)	1,766
Total operating expenses	64,231	5,530	2,999		72,760
Operating income	17,155	906	(2,999)		15,062
Other (expenses) income:
Interest expense, net	(8,627)	(19)	23	(q)	(8,623)
Gain on sale of property and equipment	95	10	—		105
Loss on change in fair value of warrant liability	(1,634)	—	—		(1,634)
Total other expenses	(10,166)	(9)	23		(10,152)
Income before income taxes	6,989	897	(2,976)		4,910
Income tax provision	1,182	—	(582)	(i)	600
Net income	$5,807	$897	$(2,394)		$4,310

Earnings Per Share (“EPS”)
Income per common share:
Basic	$0.74				$0.55
Diluted	$0.72				$0.53
Weighted average number of shares outstanding:
Basic	7,865,089				7,865,089
Diluted	8,065,464				8,065,464

LIMBACH HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1.    Basis of Presentation
The pro forma financial statements have been prepared to reflect the effects of the Jake Marshall Transaction on the financial statements of the Company. The pro forma balance sheet is presented as if the Jake Marshall Transaction had occurred on September 30, 2021. The pro forma statements of operations for the year ended December 31, 2020, and the nine months ended September 30, 2021, are presented as if the Jake Marshall Transaction had occurred on January 1, 2020. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Jake Marshall Transaction and, with respect to the statements of operations only, are expected to have a continuing impact on the combined results.
The pro forma financial statements have been prepared using the acquisition method of accounting in ASC 805, Business Combinations, with the Company treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.
The pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.
2.    Estimated Consideration and Preliminary Purchase Price Allocation
Total cash consideration paid by the Company for the Jake Marshall Transaction was $21.3 million (the “Closing Purchase Price”), consisting of (i) $20.0 million in cash consideration paid by the Company plus (ii) JMLLC's cash on hand, net of a working capital adjustment, which was retained by the Sellers. The purchase price is subject to customary post-closing adjustments. In addition, the Sellers may receive up to an aggregate of $6.0 million in cash, consisting of two tranches of $3.0 million, as more fully set forth in the Purchase Agreement, if the gross profit of the Acquired Companies equals or exceeds $10.0 million in (i) the approximately 13 month period from closing through December 31, 2022 (the “2022 Earnout Period”) or (ii) the fiscal period ending December 31, 2023 (the “2023 Earnout Period”), respectively (collectively, the “Earnout Payments”). To the extent, however, that the gross profit of the Acquired Companies is less than $10.0 million, but exceeds $8.0 million, during the 2022 Earnout Period or the 2023 Earnout Period, the $3.0 million amount will be prorated for such period.
The preliminary fair value of the contingent Earnout Payments was $3.1 million, resulting in a total estimated purchase consideration of $24.4 million. The fair value of the Earnout Payments was determined using the contractual amount payable based on expected future gross profit.
The Company has performed a preliminary valuation analysis of the fair market value of the Acquired Companies' assets acquired and liabilities assumed. The following table summarizes the allocation of the preliminary purchase price, using currently available information:

(in thousands)	Preliminary Purchase Price Allocation
Consideration:
Cash	$21,313
Earnout provision	3,089
Total Consideration	24,402

Fair value of liabilities assumed:
Accounts payable, including retainage	1,863
Accrued expenses and other current liabilities	402
Contract liabilities(1)	785
Amount attributable to liabilities assumed	3,050

Fair value of assets acquired:
Cash and cash equivalents	3,671
Accounts receivable	6,997
Contract assets(1)	1,156
Other assets	283
Property and equipment	5,762
Intangible assets	5,350
Amount attributable to assets acquired	23,219
Goodwill as of September 30, 2021	$4,233
(1)    In November 2021, the Financial Accounting Standards Board issued Accounting Standards Update 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which creates an exception to the general recognition and measurement principle for contract assets and contract liabilities from contracts with customers acquired in a business combination. Under this exception, an acquirer applies ASC 606, Revenue from Contracts with Customers, to recognize and measure contract assets and contract liabilities on the acquisition date. ASC 805 generally requires the acquirer in a business combination to recognize and measure the assets it acquires and the liabilities it assumes at fair value on the acquisition date. The changes are effective for annual periods beginning after December 15, 2022. The Company early adopted ASU 2021-08 on the Effective Date. The adoption of this pronouncement did not have a material impact on the Company's financial statements.
This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation is expected to occur within one year of the consummation of the Jake Marshall Transaction and any necessary adjustments will be reflected in the Company's financial statements accordingly.
3.    Pro Forma Adjustments and Assumptions
The pro forma adjustments are based on currently available information and certain assumptions that the Company believes are reasonable. The actual effects of these transactions may differ from the pro forma adjustments included herein. However, management believes that the assumptions used to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions as currently contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on the Company. The unaudited pro forma combined financial statements may not be indicative of the results that actually would have occurred if the Company had completed the transactions on the dates indicated or that could be achieved in the future.
A general description of these transactions and adjustments are provided as follows:
(a)    Reflects the removal of the historical carrying amount of the Acquired Companies assets acquired and liabilities assumed as of September 30, 2021 and the recognition of the preliminary purchase price and the preliminary fair value of the assets acquired and liabilities assumed as of the Effective Date. The pro forma adjustment for cash reflects cash consideration paid at closing of $21.3 million.

(b)    The pro forma adjustments eliminate historical transactions between the Company and the Acquired Companies that would be treated as intercompany transactions after the Jake Marshall Transaction.
(c)    Certain adjustments that are directly related to the Jake Marshall Transaction were made to debt and debt related accounts. These adjustments include the executed Amended and Restated Credit Agreement (the “A&R Credit Agreement”), which recast the Company's overall term loan commitment to add an additional $10.0 million of term loan debt in order to fund a portion of the cash consideration paid in the Jake Marshall Transaction. The adjustments are as follows:
1.A $10.0 million increase to cash reflecting the recast of the Company's overall term loan commitment increase as a result of the executed A&R Credit Agreement, net of $0.1 million of issuance costs and $0.1 million for associated fees.
2.A $1.4 million increase to the current portion of long-term debt, which reflects the increase in monthly principal installment payments for the twelve month period ending September 30, 2022.
3.An $8.5 million increase to long term debt reflecting the execution of the A&R Credit Agreement, net of $0.1 of issuance costs.
4.A $0.2 million increase in estimated interest expense for the period from February 24, 2021 through September 30, 2021 as a result of the executed A&R Credit Agreement and amortization of associated deferred financing costs. Interest expense incurred under the Company's 2019 Refinancing Term Loan and 2019 Revolving Credit Facility prior to the February 24, 2021 refinancing was not adjusted in these pro forma financial statements.
(d)    Reflects estimated transaction costs incurred or to be incurred related to the Jake Marshall Transaction that are not already reflected in the historical financial statements.
(e)    Reflects the recognition of estimated compensation expense for the services of a former member of the Acquired Companies who obtained a full-time position with the Company at the Effective Date.
(f)    The following table summarizes the change in estimated depreciation expense (amounts in thousands):

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Estimated depreciation expense	$1,097	$1,549
Historical depreciation expense(1)	644	891
Total	$453	$658
(1)    The historical statement of operations of the Acquired Companies recognized depreciation expense in selling, general and administrative expenses, while the Company recognizes certain of these expenses in cost of revenue and selling, general and administrative expense.
(g)    A total pro forma adjustment for the amortization of intangibles of $0.9 million and $1.1 million was made for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively. The fair value of the Acquired Companies' identifiable intangible assets and weighted useful lives have been preliminary estimated as follows (amounts in thousands):

	Estimated Fair Value	Estimated Useful Life (Years)
Trade name	$1,150	7.4
Customer relationships	3,350	8.9
Backlog	850	2.0
Total	$5,350
(h)    Reflects the establishment of a $5.3 million of operating lease right-of-use asset, a $0.2 million current operating lease liability and a $5.1 million long-term operating lease liability for a related-party operating lease entered into by the Company and a former member of the Acquired Companies who became an employee of the Company as of the

Effective Date of the Jake Marshall Transaction. The following table summarizes the change in the estimated lease expense (amounts in thousands):

	Nine Months Ended September 30, 2021	Year Ended December 31, 2021
Estimated lease expense	$378	$505
Historical lease expense	270	360
Total	$108	$145
(i)    The pro forma income tax adjustments included in the pro forma statement of operations for the periods ended September 30, 2021 and December 31, 2020 reflect the income tax effects of the pro forma adjustments presented. The tax rate applied to the pro forma adjustments was the statutory federal and apportioned statutory state tax rate, applied to pre-tax income, which was 28.0%, respectively.
(j)    Reflects the elimination of the Acquired Companies' historical member's equity balance.
(k)    The Acquired Companies' historical balance sheet as of September 30, 2021 included receivables of approximately $0.1 million associated with loans to company employees. The employee loan receivables were retained with the Sellers as a result of the Jake Marshall Transaction.
(l)    The Acquired Companies' held certain insurance policies prior to the closing of the Jake Marshall Transaction, each with a policy period of June 1, 2021 through June 1, 2022. The cash proceeds from these insurance policies were retained with the Sellers.
(m)    Reflects the payoff by Acquired Companies at/or prior to the Effective Date associated with a note payable from JMLLC to one of its members with a principal balance of $1.0 million. The note bore interest at 6.00% and was set to mature on December 31, 2021. As of September 30, 2021, JMLLC had unpaid, accrued interest of approximately $0.3 million, which was eliminated as a pro forma adjustment. A $0.1 million pro forma adjustment was made to eliminate the interest expense associated with the related-party note payable to a member for the period ended September 30, 2021. No interest was accrued during the year ended December 31, 2020 between the member and JMLLC. As a result, no adjustment was warranted.
(n)    Reflects the aforementioned estimated contingent Earnout Payments as consideration for the Jake Marshall Transaction.
(o)    Reflects an adjustment to eliminate the debt forgiveness income associated with loan proceeds under the Paycheck Protection Program, which was established under the congressionally approved Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). During the period ended September 30, 2021, JMLLC received notification from the U.S. Small Business Administration that the entire amount of the loan was forgiven.
(p)    Reflects an adjustment for the nine months ended September 30, 2021 to eliminate the government grant income associated with the employee retention credit that was enacted under the CARES Act. A corresponding receivable of $2.3 million was also eliminated as a pro forma adjustment. The government grant income of $2.3 million will be retained by the Sellers.
(q)    Reflects an adjustment for the termination of the Acquired Companies' note payable with Reliant Bank in conjunction with the closing of the Jake Marshall Transaction.